Exhibit 24.2
POWER OF ATTORNEY
     The person whose signature appears below authorizes Ronald J. Packard and Howard D. Polsky, or any of them, as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in her name and on her behalf, in any and all capacities, this Registrant’s registration statement on Form S-1 relating to the common stock and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable K12 Inc. (the “Registrant”) to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Dated: September 19, 2007	/s/ Mary H. Futrell
Dr. Mary H. Futrell
Director